UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2017

________________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, on February 1, 2013, Capricor, Inc. (“Capricor”), a wholly owned subsidiary of Capricor Therapeutics, Inc. (the “Company”), and the California Institute for Regenerative Medicine (“CIRM”) entered into a Notice of Loan Award and Loan Agreement (collectively the “Loan Award”). In 2015, the Company entered into a Joinder Agreement with Capricor and CIRM, pursuant to which, among other things, the Company agreed to become a loan party under the Loan Award. Pursuant to the Loan Award, CIRM loaned Capricor approximately $15.6 million, which includes accrued interest (the “Loan Balance”).

On December 11, 2017, Capricor and CIRM entered into Amendment No. 3 to the CIRM Notice of Loan Award (DR2A-05735) (“Amendment No. 3”) whereby the total Loan Balance under the Loan Award has been forgiven by CIRM thereby terminating Capricor and the Company’s obligation to repay the Loan Balance.

The decision to terminate the Loan Award and forgive the Loan Balance was due to the abandonment of the ALLSTAR project at the end of the project period in accordance with Section 4.10 of the Loan Agreement and Article VII, Section I of the CIRM Loan Administration Policy. In November 2017, Capricor completed the final operational milestone under the terms of the Loan Award. The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

Pro Forma Balance Sheet

In connection with Amendment No. 3 to the Loan Award described in Item 1.02, an unaudited condensed consolidated pro forma balance sheet of the Company as of September 30, 2017 is attached as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited condensed consolidated pro forma balance sheet has been prepared to reflect the forgiveness of the Loan Balance under the Loan Award, which occurred subsequent to the fiscal quarter ended September 30, 2017, as if the events occurred on September 30, 2017. The unaudited condensed consolidated pro forma balance sheet does not reflect any other subsequent events. The attached unaudited condensed consolidated pro forma balance sheet does not necessarily reflect the financial position or results of operations that would have actually resulted had the loan forgiveness occurred as of the dates indicated, nor should it be taken as necessarily indicative of the future financial position or results of operations of the Company.

The unaudited condensed consolidated pro forma financial information is provided for information purposes only, and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, as filed with the SEC on November 14, 2017 (the “Form 10-Q”), and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 16, 2017 (the “Form 10-K”), including the more detailed financial statements and notes thereto included therein.

The pro forma financial information is subject to risks and uncertainties, including those discussed in the Form 10-Q and the Form 10-K under the caption “Risk Factors”.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amendment No. 3 to the CIRM Notice of Loan Award, dated December 11, 2017

	99.1	Pro Forma Balance Sheet of Capricor Therapeutics, Inc. as of September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: December 11, 2017	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer